UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 6, 2024

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4695 MacArthur Court

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchanges on which registered
Common Stock, $.10 par value	AVD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b02 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 7, 2024, American Vanguard Corporation (“Registrant”) issued a press release announcing that Morton D. Erlich had retired from Registrant’s board of directors (the “Board”) effective on the close of business on the date upon which Registrant files its Form 10-K for the period ended December 31, 2023 with the SEC. Mr. Erlich has served on Registrant’s board of directors since 2013, is currently chair of the Audit Committee and serves on both the Compensation Committee and Nominating & Corporate Governance Committee. His resignation does not arise from any disagreement with the Registrant on its operations, policies or practices.

In that same press release, Registrant announced its board of directors had appointed Steven Macicek to fill the vacancy to be created by Mr. Erlich’s departure and to commence service on its board effective after the close of business on day upon which Mr. Erlich’s retirement is deemed to be effective (which, in all probability) will be March 15, 2024. Mr. Macicek will serve as Chair of the Audit Committee. Registrant recruited Mr. Macicek through the recruiting firm James Drury Partners. There have been no transactions of any kind between Registrant and Mr. Macicek, nor are any currently proposed (other than the payment of director’s fees for his service commencing later in the year). The full text of the press release is linked hereto as Exhibit 99.1 and is incorporated herein by reference.

Further, on March 6, 2024, Registrant’s Board adopted a Severance Plan for Senior Executive Employees (the “Plan”) under the terms of which Section 16 officers (other than the CEO, whose severance provisions are included in his employment agreement) would, in the event of termination without cause or resignation for good reason (as defined therein), be entitled to receive the following: a) severance consideration equal to a minimum of six months’ worth of base wage plus annual bonus (based upon the three year trailing average)(collectively, the “Annual Cash Amount”) and an additional one-month’s worth of the Annual Cash Amount for every year of service with Registrant, capped at a maximum of 18 months’ worth of the Annual Cash Amount; b) the acceleration and vesting of existing equity awards (except in the case of death or disability, in which case equity would be vested on a pro-rata basis as of the termination date); and c) continuation of COBRA coverage during the deemed severance period. The form of the Plan is linked hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 8.01	Other Events

On March 11, 2024, Registrant issued a press release announcing that its board of directors had announced a cash dividend in the amount of $0.03 per share of common stock to holders of record as of March 27, 2024, for distribution on April 10, 2024. The full text of the press release is linked hereto as Exhibit 99.3 and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K, including the Exhibits linked hereto, is being furnished under Items 5.02, 8.01 and 9.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release dated March 7, 2024, of American Vanguard Corporation announcing the retirement and appointment of a director.

Exhibit 99.2	Severance Pay Plan for Senior Executive Employees adopted by Registrant as of March 6, 2024.

Exhibit 99.3	Press release dated March 11, 2024, of Registrant declaring a cash dividend.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Vanguard Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN VANGUARD CORPORATION

Date: March 12, 2024	By:	/s/ Timothy J. Donnelly
Timothy J. Donnelly
Chief Administrative Officer, General Counsel & Secretary